Petrolia Energy Corporation 8-K/A

Exhibit 99.1

BOW ENERGY LTD.

(formerly ACL International Ltd.)

Consolidated Financial Statements

For the years ended March 31, 2017 and 2016

Independent Auditors’ Report

To the Shareholders of Bow Energy Ltd. (formerly ACL International Ltd.)

We have audited the accompanying consolidated financial statements of Bow Energy Ltd. (formerly ACL International Ltd.), which comprise the consolidated statements of financial position as at March 31, 2017 and 2016, the consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of Bow Energy Ltd. (formerly ACL International Ltd.) as at March 31, 2017 and 2016, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 2 in the consolidated financial statements which indicates the existence of a material uncertainty that may cast significant doubt about the ability of Bow Energy Ltd. (formerly ACL International Ltd.) to continue as a going concern.

Calgary, Alberta July 28, 2017

Bow Energy Ltd.

Consolidated Statements of Financial Position

As at March 31,

(Expressed in Canadian dollars)

	Notes	2017	2016
Assets
Current assets
Cash		$43,623	$55,538
Trade and other receivables	15	2,607,047	1,737,055
Prepaid expenses and deposits		6,339	66,589
		2,657,009	1,859,182
Oil and gas properties and equipment	8	324,326	2,883,772
Advances to joint venture	6	2,007,666	1,058,479
Investment in joint venture	6	168,591	164,298
Total assets		$5,157,592	$5,965,731
Liabilities
Current liabilities
Trade and other payables		$208,101	$483,994
Notes payable	9	1,241,295	944,524
Total liabilities		1,449,396	1,428,518
Equity
Share capital	10	17,649,200	17,649,200
Contributed surplus		3,025,869	2,906,663
Accumulated other comprehensive income		901,920	571,714
Deficit		(17,868,793)	(16,590,364)
Total equity		3,708,196	4,537,213
Total liabilities and equity		$5,157,592	$5,965,731

Going concern (Note 2)

Subsequent event (Note 17)

Approved by the Board of Directors:

“Signed”	“Signed”
Robert Sadleir, Director	Mohammad Fazil, President

The following notes are an integral part of these consolidated financial statements

Bow Energy Ltd.

Consolidated Statement of Loss and Comprehensive Loss

      For the years ended March 31,

(Expressed in Canadian dollars)

	Notes	2017	2016
Revenue		$7,180,747	$8,008,404
Expenses
Oil and gas operating		5,058,518	5,270,970
General and administrative		518,963	905,772
Listing expense	7	—	957,272
Exchange gain		(112,536)	—
Gain on debt settlement	10	—	(16,667)
Impairment of oil and gas properties	8	16,425	657,266
		5,481,370	7,774,613
Income before interest, income taxes, depletion and depreciation		1,699,377	233,791
Interest and financing costs		(114,943)	(73,150)
Depletion and depreciation	8	(2,581,889)	(8,066,969)
Net loss from continuing operations		(997,455)	(7,906,328)
Loss from US discontinued operations	14	(173,188)	(31,638)
Loss for the year		(1,170,643)	(7,937,966)
Other comprehensive income
Reclassification adjustment relating to discontinued operations		107,786	—
Exchange differences on translating foreign operations		222,420	571,715
Total comprehensive loss for the year		$(840,437)	$(7,366,251)
Loss per share from continuing operations	10	(0.01)	(0.10)
Loss per share from discontinued operations	10	(0.00)	(0.00)

The following notes are an integral part of these consolidated financial statements

Bow Energy Ltd.

Consolidated Statement of Changes in Equity

For the years ended March 31,

(Expressed in Canadian dollars)

	Share Capital	Contributed surplus	Accumulated other comprehensive income	Deficit	Total Equity
Balance, March 31, 2015	$6,783,995	$2,780,994	$—	$(8,652,398)	$912,591
Common shares issued for property and equipment (Note 7, 10)	10,781,872	—	—	—	10,781,872
Common shares issued in exchange of promissory note (Note 10)	83,333	—	—	—	83,333
Share-based payments (Note 10)	—	125,669	—	—	125,669
Exchange difference on translating foreign operations	—	—	571,714	—	571,714
Loss for the year	—	—	—	(7,937,966)	(7,937,966)
Balance, March 31, 2016	$17,649,200	$2,906,663	$571,714	$(16,590,364)	$4,537,213
Debt issuance costs (Note 9)	—	14,505	—	—	14,505
Share-based payments (Note 10)	—	104,701	—	—	104,701
Reclassification adjustment relating to discontinued operations	—	—	107,786	(107,786)	—
Exchange difference on translating foreign operations	—	—	222,420	—	222,420
Loss for the year	—	—	—	(1,170,643)	(1,170,643)
Balance, March 31, 2017	$17,649,200	$3,025,869	$901,920	$(17,868,793)	$3,708,196

The following notes are an integral part of these consolidated financial statements

  Bow Energy Ltd.

Consolidated Statements of Cash Flows

For the years ended March 31,

(Expressed in Canadian dollars)

	Notes	2017	2016
Operating
Loss for the year		$(1,170,643)	$(7,937,966)
Adjustments for:
Loss from discontinued operations	14	173,188	31,638
Accretion	9	8,670	—
Depletion and depreciation	8	2,581,889	8,066,969
Impairment of oil and gas properties	8	16,425	657,266
Gain on debt settlement	10	—	(16,667)
Unrealized exchange gain		(7,093)	—
Listing expense	7	—	957,272
Share-based payments	10	104,701	125,669
Changes in
Trade and other receivables		(825,102)	(1,737,055)
Prepaid expenses and deposits		—	4,476
Trade payables and other payables		(290,341)	260,572
Operating cash flows from continued operations		591,694	412,174
Operating cash flows from discontinued operations		66,629	(96,570)
Cash flows from operating activities		658,323	315,604
Financing
Proceeds from notes payable		475,700	200,000
Repayment of notes payable		(179,972)	—
Cash flows from financing activities		295,728	200,000
Investing
Expenditures on oil and gas assets		—	(1,001,789)
Advances to joint venture		(921,525)	(334,753)
Acquisition of subsidiary	5	—	(762,786)
Cash flows used in investing activities		(921,525)	(2,099,328)
Net change in cash		32,526	(1,583,724)
Foreign exchange effect on cash held in foreign currencies		(44,441)	200,300
Cash, beginning of the year		55,538	1,438,962
Cash, end of the year		$43,623	$55,538

Supplemental cash flows (Note 12)

The following notes are an integral part of these consolidated financial statements

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

1.	NATURE OF OPERATIONS

On January 24, 2017 ACL International Ltd. amended its name to Bow Energy Ltd. (the “Company” or “Bow”). The Company is an Alberta, Canada corporation with common shares listed on the TSX Venture Exchange under the trading symbol “ONG”. The Company’s principal office is located at 16th Floor, 205 – 5 Avenue SW, Calgary, Alberta T2P 2V7.

On June 30, 2015 TSX Venture Exchange accepted the Company’s application for a change of business from a general insurance brokerage issuer to an oil and gas issuer (Note 7). In addition, the Company met the requirements to be listed as a TSX Venture Tier 1 issuer. Effective July 2, 2015, the listing of the Company's shares was transferred from the NEX to the TSX Venture exchange. The Company is now engaged in the exploration and development and production of oil and natural gas in Indonesia.

2.	BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”) in effect for the fiscal year beginning April 1, 2016.

These consolidated financial statements and the accompanying notes were approved and authorized for issuance at a meeting of the Board of Directors on July 28, 2017.

Financial assets and liabilities are offset and the net amount is reported on the consolidated statement of financial position only when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

The consolidated financial statements have been prepared on the historical cost basis except for the fair value changes to certain consolidated financial instruments at fair value through profit or loss.

The preparation of the consolidated financial statements in compliance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment of complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 4.

These consolidated financial statements are presented in Canadian dollars (“CDN”) (unless stated otherwise), which is also the Company’s functional currency.

Going Concern

These consolidated financial statements have been prepared on a going concern basis in accordance with IFRS which contemplates the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company’s Langsa TAC asset expired in May 2017, which has been the Company’s primary source of cash and only source of revenue. At such time, the Company will not have any oil and gas assets in production. During this exploration stage, the recoverability of the costs incurred to date on exploration properties is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financial resources to complete the exploration and development of its properties and upon future profitable production or proceeds from the disposition of the properties and deferred exploration expenditures. The Company will periodically have to raise funds to continue operations and, although it has been successful in doing so in the past, there is no assurance it will be able to do so in the future. These factors give rise to a material uncertainty which may cast significant doubt about the Company’s ability to continue as a going concern.

1

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

3.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements of the Company include the accounts of all of its subsidiaries. Subsidiaries are entities controlled by the Company. Control exists when the Company is exposed to, or has rights to, variable returns from its involvement with the entity and has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

As at March 31, 2017 and 2016 the subsidiaries of the Company were:

Company	Location of incorporation or organization	Functional currency	Ownership interest FY 2017	Ownership interest FY 2016
1275925 Alberta Inc.	Canada	CDN	0%	100%
Addison America Partnership	United States	USD	0%	100%
Addison York Insurance Brokers Ltd.	United States	USD	0%	100%
Addison Bay Insurance Brokers Ltd.	United States	USD	0%	100%
American Edge Insurance Services Ltd.	United States	USD	0%	100%
Bow Energy International Holdings	British Virgin Islands	USD	100%	100%
Bow Energy Pte. Ltd.	British Virgin Islands	USD	100%	100%
Blue Sky Langsa Inc.	British Virgin Islands	USD	100%	100%

On November 21, 2016, the Company dissolved its U.S. subsidiaries Addison York Insurance Brokers Ltd., Addison Bay Insurance Brokers Ltd., American Edge Insurance Services Ltd., and cancelled its partnership, the Addison America Partnership on December 5, 2016. On November 25, 2016, the Company dissolved 1275925 Alberta Inc. The subsidiaries had nominal assets.

Intercompany balances and transactions, and any unrealized income and expenses arising from intercompany transactions are eliminated in preparing the consolidated financial statements.

Comparative information

Certain comparative figures have been reclassified to conform with the financial statement presentation adopted for the current period. Oil and gas properties and property and equipment have been combined onto one line item. Salaries and wages have been consolidated with General and administrative expenses.

Revenue recognition

Revenue is recognized to the extent it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received or receivable, excluding discounts, sales taxes, excise duties and similar levies. The Company has concluded that it is the principal in all of its revenue arrangements since it is the primary obligor, has pricing latitude and is also exposed to inventory and credit risks.

Revenue from the production of oil and gas, in which the Company has an interest with other producers, is recognized based on the Company’s working interest and the terms of the relevant production sharing contracts. Differences between oil lifted and sold and the Company’s share of production are not significant.

Oil and gas properties and equipment

(i) Initial recognition

Oil and gas properties and equipment are stated at cost, less accumulated depreciation and accumulated impairment losses.

The initial cost of an asset comprises its purchase price or construction cost, any costs directly attributable to bringing the asset into operation, development drilling, completion, gathering and infrastructure, the initial estimate of the decommissioning obligation and, for qualifying assets (where relevant), borrowing costs. The purchase price or construction cost is the aggregate amount paid and the fair value of any other consideration given to acquire the asset. The capitalized value of a finance lease is also included within property, plant and equipment.

2

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

3.

SIGNIFICANT ACCOUNTING POLICIES (continued)

When a development project moves into the production stage, the capitalization of certain construction/development costs ceases, and costs are either expensed, except for costs which qualify for capitalization relating to oil and gas property asset additions, improvements or new developments.

(ii) Depreciation and depletion

Development and production costs are accumulated on a field or area basis. The net carrying value of each area is depleted using the unit of production method by reference to the ratio of production in the year to the related proved plus probable reserves, taking into account estimated future development costs necessary to bring those reserves into production. Future development costs are estimated taking into account the level of development required to produce the reserves. These estimates are reviewed by independent reserve engineers at least annually. Where significant components of development or production assets have different useful lives, they are accounted for and depreciated as separate items of oil and gas properties and equipment.

Computer equipment is depreciated using a 30% declining balance.

An item of oil and gas properties and equipment and any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of loss and other comprehensive loss when the asset is derecognized.

The asset’s residual values, useful lives and methods of depreciation are reviewed at each reporting period and adjusted prospectively, if appropriate.

(iii) Exploration and evaluation assets

Costs incurred once the legal right to explore has been acquired are capitalized as intangible exploration and evaluation assets. These costs include, but are not limited to, exploration license expenditures, leasehold property acquisition costs, evaluation costs, including drilling costs directly attributable to an identifiable well and directly attributable general and administrative costs. These costs are accumulated in cost centres by property and are not subject to depletion until technical feasibility and commercial viability have been determined. Exploration and evaluation assets are assessed for impairment if sufficient data exists to determine technical feasibility and commercial viability, or if facts and circumstances suggest that the carrying amount is unlikely to be recovered.

(iv) Impairment

At the end of each reporting period, the Company reviews the oil and gas assets for circumstances that indicate the assets may be impaired. Assets are grouped together into cash-generating units (“CGUs”) for the purpose of impairment testing. If any such indication of impairment exists, the Company makes an estimate of its recoverable amount. A CGUs recoverable amount is the higher of its fair value less costs of disposal (“FVLCD”) and its value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Value in use (“VIU”) is generally computed by reference to the present value of future cash flows expected to be derived from the production of proved and probable reserves.

FVLCD is determined as the amount that would be obtained from the sale of a CGU in an arm’s length transaction between knowledgeable and willing parties. The FVLCD of oil and gas assets is generally determined as the net present value of the estimated future cash flows expected to arise from the continued use of the CGU, including any expansion prospects, and its eventual disposal, using assumptions that an independent market participant may take into account. These cash flows are discounted by an appropriate discount rate which would be applied by such a market participant to arrive at a net present value of the CGU. When the recoverable amount is less than the carrying amount, the asset or CGU is impaired. For impairment losses identified on a CGU, the loss is allocated on a pro rata basis to the assets within the CGU. The impairment loss is recognized as an expense in profit or loss.

3

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

3.

SIGNIFICANT ACCOUNTING POLICIES (continued)

At the end of each subsequent reporting period, these impairments are assessed for indicators of reversal. Where an impairment loss subsequently reverses, the carrying amount of the asset or CGU is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset or CGU in prior periods. A reversal of an impairment loss is recognized in profit or loss.

Business combinations

The acquisition method of accounting is used to account for business combinations that meet the definition of a business under IFRS. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange. Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. Contingent consideration is included in the cost of acquisition at fair value. Directly attributable transaction costs are expensed in the current period and reported within general and administrative expenses. The excess of the cost of acquisition over the fair value of the identifiable assets, liabilities and contingent liabilities acquired is recorded as goodwill. The results of operations and cash flows of an acquired business are included in the Company’s consolidated financial statements from the date of acquisition.

Joint arrangements

The Company’s oil and natural gas activities involve jointly controlled assets. The consolidated financial statements include the Company’s share of these jointly controlled assets and a proportionate share of the relevant revenue and related costs.

Investment in joint venture

A joint venture is a type of joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint venture. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

The considerations made in determining significant influence or joint control are similar to those necessary to determine control over subsidiaries.

The Company accounts for its 75% joint venture interest in Renco Elang Energy Pte Ltd. (“REE”) (note 5 and 6) using the equity method.

Under the equity method, the investment in a joint venture is initially recognized at cost. The carrying amount of the investment is adjusted to recognize changes in the Company’s share of net assets of the joint venture since the acquisition date.

The consolidated statement of loss and comprehensive loss reflects the Company’s share of the results of operations of the joint venture. Any change in OCI of those investees is presented as part of the Company’s OCI. In addition, when there has been a change recognized directly in the equity of the joint venture, the Company recognizes its share of any changes, when applicable, in the statement of changes in equity. Unrealized gains and losses resulting from transactions between the Company and or joint venture are eliminated to the extent of the interest in the joint venture.

The aggregate of the Company’s share of profit or loss of the joint venture is shown on the face of the consolidated statement of loss and comprehensive loss.

The financial statements of the joint venture are prepared for the same reporting period as the Company. When necessary, adjustments are made to bring the accounting policies in line with those of the Company.

4

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

3.

SIGNIFICANT ACCOUNTING POLICIES (continued)

After application of the equity method, the Company determines whether it is necessary to recognize an impairment loss on its investment in its joint venture. At each reporting date, the Company determines whether there is objective evidence that the investment in the joint venture is impaired. If there is such evidence, the Company calculates the amount of impairment as the difference between the recoverable amount of the joint venture and its carrying value, and then recognizes the loss as ‘Share of profit of a joint venture’ in the consolidated statement of loss and comprehensive loss.

Upon loss of significant influence over the joint control over the joint venture, the Company measures and recognizes any retained investment at its fair value. Any difference between the carrying amount of the joint venture upon loss of significant influence or joint control and the fair value of the retained investment and proceeds from disposal is recognized in profit or loss.

It is REE’s policy to capitalize all exploration and evaluation expenses incurred as exploration and evaluation assets. From the date of acquisition to March 31, 2017, all expenses incurred by REE were related to exploration and evaluation activities and as such, there is no profit or loss in REE.

Foreign currency translation

The financial statements of each of the Company’s subsidiaries are prepared in the local currency of their home jurisdictions. Consolidation of each subsidiary includes re-measurement from the local currency to the subsidiary’s functional currency. Functional currency is the currency of the primary economic environment in which the subsidiary operates.

Exchange rates published by the Bank of Canada were used to translate each subsidiary’s financial statements into the consolidated financial statements. Assets and liabilities of subsidiaries with functional currencies other than Canadian dollars are translated at the period-end rates of exchange, and the results of their operations are translated at rates approximating the exchange rate at the transaction date. The resulting translation adjustments are included in accumulated other comprehensive income in shareholders’ equity.

Cash

Cash consists of cash deposits in bank accounts.

Basic and diluted earnings (loss) per share

Basic loss per share is computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year. Diluted loss per share reflects the potential dilution that could occur if potentially dilutive securities were exercised or converted to common share. The dilutive effect of options, convertible debt and warrants and their equivalent is computed by application of the treasury stock method. Diluted earnings per share exclude all dilutive potential common shares if their effect is anti-dilutive.

Share-based payments

The Company uses the fair value method to account for all share-based payments. Under this method, compensation cost is charged directly to earnings over the vesting period with a corresponding credit to contributed surplus. Reciprocal transactions in which the Company acquires goods and services by granting equity instruments or by incurring liabilities to a third party in amounts based on the price of the Company's shares are accounted for based on the fair value of the consideration received, or the fair value of the equity instruments, or liabilities incurred, whichever is more reliably measurable. When stock options are exercised, the consideration and the related contributed surplus are recorded in share capital.

The fair value of stock options granted are estimated using the Black Scholes option pricing model, taking into account amounts that are believed to approximate the expected volatility of the trading price of the Company's shares, the expected lives of the awards of share-based payments, the fair value of the Company's shares and the risk free interest rate, as determined at the grant date.

5

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

3.

SIGNIFICANT ACCOUNTING POLICIES (continued)

Where a grant of options is cancelled or settled during the vesting period, excluding forfeitures when vesting conditions are not satisfied, the Company immediately accounts for the cancellation as an acceleration of vesting and recognizes the amount that otherwise would have been recognized for services received over the remainder of the vesting period. Any payment made to the employee on the cancellation is accounted for as the repurchase of an equity interest except to the extent the payment exceeds the fair value of the equity instrument granted, measured at the repurchase date. Any such excess is recognized as an expense. The Company accounts for forfeitures by reversing the expense and contributed surplus at the forfeit date.

Taxes

Tax expense is comprised of current and deferred tax. Tax expense is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax expense is based on the results of operations for the period as adjusted for items that are not taxable or not deductible. Current tax is calculated using tax rates and laws that were enacted or substantively enacted at the end of the reporting period. Provisions are established where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred tax is recognized using the liability method, providing for temporary differences arising between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is calculated using tax rates and laws that have been enacted or substantively enacted at the end of the reporting period, and which are expected to apply when the related deferred tax asset is realized or the deferred tax liability is settled

Deferred tax assets are recognized to the extent that it is probable that future taxable income will be available against which the temporary differences can be utilized. The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient future taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

The effect of a change in enacted or substantively enacted income tax rates on deferred income tax assets and liabilities is recognized in profit or loss in the period that the change occurs unless the original entry was recorded to equity.

Financial Instruments

Recognition and measurement

Financial assets and financial liabilities considered held-to-maturity, loans and receivables, and other financial liabilities are initially measured at fair value and subsequently are measured at amortized cost using the effective interest method of amortization. Derivatives and embedded derivatives are measured at fair value on initial recognition and recorded in the consolidated statement of financial position. Measurement in subsequent periods depends on whether the financial instrument has been classified as fair valued through profit or loss, available-for-sale, held-to-maturity, loans and receivables or other financial liabilities. Transaction costs are expensed for assets or liabilities classified as fair value through profit and loss.

Financial instruments at fair value through profit or loss

Financial assets or financial liabilities classified at fair value through profit or loss are measured at fair value on initial recognition, with changes to their fair value recognized through profit or loss at each reporting date. The Company has designated its cash as financial instruments measured at fair value through profit or loss.

6

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

3.

SIGNIFICANT ACCOUNTING POLICIES (continued)

Available-for sale

Available-for-sale financial assets are measured at fair value with unrealized gains and losses recognized in other comprehensive income (loss). Investments in equity instruments classified as available for-sale that do not have a quoted market price in an active market are measured at cost. The Company does not currently have any available-for-sale financial assets or investments in equity instruments.

Held to maturity

Held to maturity financial instruments are initially measured at fair value. Subsequently, they are measured at amortized cost using the effective interest method. Gains and losses arising from changes in fair value are included in profit or loss in the period in which they arise. The Company does not currently have any held to maturity financial assets or liabilities.

Loans and receivables

Loans and receivables are initially measured at fair value. Subsequently, they are measured at amortized cost using the effective interest method. Gains and losses arising from changes in fair value are included in profit or loss in the period in which they arise. The Company has designated its trade and other receivables and advances to joint venture as loans and receivables.

Other financial liabilities

Other liabilities are initially measured at fair value. Subsequently, they are measured at amortized cost using the effective interest method. The Company has designated its trade and other payables and notes payable as other financial liabilities.

Derivatives

Derivative instruments are measured at fair value with any changes in the fair values of derivative instruments being recognized in profit or loss with the exception of derivatives designated as effective cash flow hedges. The Company has no such designated hedges.

Embedded derivatives

An embedded derivative is separated from its host contract and accounted for as a derivative and measured at fair value unless certain criteria are met. The Company does not have embedded derivatives.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

Derecognition of financial instruments

Financial assets: Financial assets are derecognized only when the contractual rights to the cash flows from the financial assets expire, or when the Company transfers substantially all the risks and rewards of ownership of the financial asset. Gain or loss arising from derecognition is recognized in profit or loss.

Financial liabilities: Financial liabilities are derecognized only when they are extinguished or when the obligation specified in the contract is discharged, cancelled or expired. Gain or loss arising from derecognition is recognized in profit or loss.

7

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

3.

SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of financial assets

Financial assets not carried at fair value through profit or loss are assessed for impairment at each reporting date. At each reporting date, the Company assesses whether there is any objective evidence that a financial asset or group of financial assets is impaired. A financial asset or group of financial assets is deemed to be impaired, if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after initial recognition of the asset and that event has an impact on the estimated future cash flows of the financial asset or the group of financial assets.

Basis of Fair Value

Fair values have been determined for measurement and/or disclosure purposes based on the following methods. Fair value of financial instruments

Financial instruments recorded at fair value on the consolidated statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

Level 1 − quoted prices in active markets for identical assets or liabilities;

Level 2 − inputs other than quoted prices included in Level 1 that are observable for the asset or liabilities, either directly (i.e. as prices) or indirectly (i.e. from derived prices); and

Level 3 − inputs for the asset or liability that are not based upon observable market data.

Fair values of financial instruments reflect the credit risk of the instrument and include adjustments to take account of the credit risk of the Company and counterparties when appropriate.

The carrying amounts of trade and other receivables, trade and other payables, and notes payable on the consolidated statement of financial position approximate fair market value because of the short term to maturity of these instruments.

Cash is based on Level 1 inputs of the fair value hierarchy. There were no transfers to level 3 hierarchy during the year ended March 31, 2017.

Changes in accounting standards

On April 1, 2016, the Company adopted amendments to IFRS 11 Joint Arrangements and IAS 16 Property, Plant and Equipment and IAS 38 Intangible Assets. The adoption of these amendments had no impact on the amounts recorded in the consolidated financial statements for the year ended March 31, 2017.

Future accounting changes

The Company has reviewed amendments to accounting pronouncements that have been issued but are not yet effective and determined that the following may have an impact on the Company:

IFRS 9 Financial Instruments

In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments which replaces IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 includes requirements for recognition and measurement, impairment, de-recognition and general hedge accounting. IFRS 9 is effective for annual period beginning on or after January 1, 2018.

8

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

IFRS 15 Revenue from Contracts with Customers

In May 2014, the International Accounting Standards Board (“IASB”) issued IFRS 15 Revenue from Contracts with Customers which specifies how and when an entity will recognize revenue as well as requiring entities to provide users of consolidated financial statements with more informative, relevant disclosures. IFRS 15 is effective for annual period beginning on or after January 1, 2018.

IFRS 16 Leases

In January 2016, the IASB issued IFRS 16 Leases which replaces the previous leases standard, IAS 17 Leases. IFRS 16 eliminates the classification of leases as either operating leases or finance leases as is required by IAS 17 and, instead, introduces a single lessee accounting model. Lessors continue to classify leases as operating leases or finance leases, and account for those two types of leases differently. IFRS 16 is effective for periods beginning on or after January 1, 2019.

IAS 7 Statement of Cash Flows

Amendments to IAS 7 Statement of Cash Flows require disclosures that enable financial statement users to evaluate changes in liabilities arising from financing activities, including both changes arising from cash flows and non-cash changes. The amendments are effective for annual periods beginning on or after January 1, 2017.

IAS 12 Income Taxes

Amendments to IAS 12 Income Taxes clarify the recognition of deferred tax assets for unrealized losses related to debt instruments measured at fair value. The amendments are effective for annual periods beginning on or after January 1, 2017.

IFRIC 22 foreign currency transactions and advance consideration

This Interpretation addresses how to determine the date of the transaction for the purpose of determining the exchange rate to use on initial recognition of the related asset, expense or income (or part of it) on the derecognition of a non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration in a foreign currency. The interpretation is effective for annual reporting periods beginning on or after 1 January 2018.

The Company is currently assessing the impact these standards and amendments may have on its consolidated financial statements.

4.	USE OF ESTIMATES AND JUDGMENTS

The preparation of these consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amount of assets, liabilities, income and expenses. These estimates and judgments are reviewed periodically, and, as adjustments become necessary, they are reported in earnings/loss in the period in which they become known. Significant estimates and judgments made by the Company that have the most significant risk of causing material misstatement to the carrying amounts of assets and liabilities are discussed below.

Use of judgments

In preparing these consolidated financial statements, the significant judgments made by management in applying the Company’s accounting policies and the key sources of estimation uncertainty are as follows:

Cash generating units

The determination of cash generating units requires judgment in defining the smallest identifiable group of assets that generate cash inflows that are largely independent of the cash inflows from other assets or groups of assets. CGUs are determined by geographical area, similar exposure to market risk and materiality. The Company has two CGUs being the Langsa TAC and South Block A.

9

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

4.

USE OF ESTIMATES AND JUDGMENTS (continued)

Contingent liabilities

Contingent liabilities may arise from the ordinary course of business in relation to claims against the Company, including legal, contractor, land access and other claims. By their nature, contingencies will be resolved only when one or more uncertain future events occur or fail to occur. The assessment of the existence, and potential quantum, of contingencies inherently involves the exercise of significant judgement and the use of estimates regarding the outcome of future events.

Decommissioning liability

Management has reviewed the Company’s operations and agreements for any statutory, contractual, constructive or legal obligation with respect to potential environmental rehabilitation. Based on management’s review, it has determined that the Company does not have any decommissioning liabilities.

Business combinations

Business combinations are accounted for using the acquisition method of accounting. The determination of fair value often requires management to make assumptions and estimates about future events. The assumptions and estimates with respect to determining the fair value of property, plant, and equipment, and exploration and evaluation assets acquired generally require the most judgment and include estimates of reserves acquired, forecast benchmark commodity prices, and discount rates. Changes in any of the assumptions or estimates used in determining the fair value of acquired assets and liabilities could impact the amounts assigned to assets, liabilities in the purchase price allocation, and any resulting gain or goodwill. Future net earnings can be affected as a result of changes in future depletion, depreciation and accretion, and asset impairments.

The Company applied judgement in accounting for the acquisition of its 50% working interest in a Technical Assistance Contract (the “Langsa TAC”) from Blue Sky Langsa Ltd. (“BSL”) which constitutes an investment in a joint operation for the Company. In accordance with IFRS 3, BSL was identified as the accounting acquirer in this transaction. However, the Company’s consolidated financial statements were not presented as a continuation of Langsa TAC because the Company was not a business at the time of the acquisition, this transaction relates to the acquisition of joint control rather than control and the joint operation did not exist prior to the acquisition.

Joint arrangements

Judgment is required to determine when the Company has joint control over an arrangement. In establishing joint control, the Company considers whether unanimous consent is required to direct the activities that significantly affect the returns of the arrangement, such as the capital and operating activities of the arrangement. Additionally, the Company assesses the rights and obligations arising from the arrangement by considering its governance structure, legal form, and terms agreed upon by the parties sharing control, including the contractual rights of each partner, dispute resolution procedures, termination provisions, and procedures for subsequent transactions in its determination of joint control. Once joint control has been established, judgment is also required to classify the joint arrangement. The type of joint arrangement is determined through analysis of the rights and obligations arising from the arrangement by considering its legal structure, legal form. And terms agreed upon by the parties sharing control. An arrangement that is not structured through a separate vehicle in which the controlling parties have rights to the assets, revenues and substantially all of the economic benefits generated through the arrangement, in addition to obligations for the liabilities and expenses, is classified as a joint operation. An arrangement in which these criteria are not met is classified as a joint venture.

The Company used judgement to account for the purchase of Peak Oil & Gas SBA Pte Ltd. (“POGSBA”) as an acquisition of a business. POGSBA held a 75% interest in REE of which the Company has made the judgement to account for this investment as a joint venture because the ownership of REE holds joint control over the strategic financial and operating decisions of REE, but no single venturer has the ability to control the relevant activities of REE unilaterally and the parties have rights to the net assets of the arrangement.

10

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

4.

USE OF ESTIMATES AND JUDGMENTS (continued)

Impairment of assets

Management uses judgment to assess the existence of impairment indicators such as events or changes in circumstances that may indicate the carrying amount of assets may not be recoverable.

Use of Estimates

Units of production (UOP) depletion of oil and gas assets

Oil and gas properties are depleted using the UOP method over total proved developed and probable hydrocarbon reserves. This results in depletion charge proportional to the depletion of the anticipated remaining production from the field.

The life of each item, which is assessed at least annually, has regard to both its physical life limitations and present assessments of economically recoverable reserves of the field at which the asset is located. These calculations require the use of estimates and assumptions, including the amount of recoverable reserves and estimates of future capital expenditure. The calculation of the UOP rate of depletion will be impacted to the extent that actual production in the future is different from current forecast production based on total proved and probable reserves, or future capital expenditure estimates change. Changes to proved and probable reserves could arise due to changes in the factors or assumptions used in estimating reserves, including: the effect on proved and probable reserves of differences between actual commodity prices and commodity price assumptions and unforeseen operational issues.

Recoverability of oil and gas assets

The Company assesses each asset or CGU each reporting period to determine whether any indication of impairment exists. Where an indicator of impairment exists, a formal estimate of the recoverable amount is made, which is considered to be the higher of the fair value less costs of disposal and value in use. The assessments require the use of estimates and assumptions such as long-term oil prices (considering current and historical prices, price trends and related factors), discount rates, operating costs, future capital requirements, decommissioning costs, exploration potential, reserves and operating performance (which includes production and sales volumes). These estimates and assumptions are subject to risk and uncertainty. Therefore, there is a possibility that changes in circumstances will impact these projections, which may impact the recoverable amount of assets and/or CGUs.

Depletion and depreciation

Management is required to make certain estimates and assumptions when determining the depletion and depreciation methods and rates and residual values of property and equipment.

Useful lives are based on historical experience with similar assets as well as anticipation of future events, which may impact their life. Management reviews depletion and depreciation methods, rates, and residual values annually and adjusts depletion and depreciation accordingly on a prospective basis.

Income tax

Management exercises judgment in estimating the provision for taxes. The Company is subject to tax laws in various jurisdictions where it operates. Various tax laws are potentially subject to different interpretations by the taxpayer and the relevant tax authority. To the extent that the Company’s interpretations differ from those of tax authorities or the timing of realization is not as expected, the provision for taxes may increase or decrease in future periods to reflect actual experience.

11

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

4.	USE OF ESTIMATES AND JUDGMENTS (continued)

Share-based payments

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 10.

5.	ACQUISITION OF PEAK OIL & GAS SBA PTE LTD.

On June 29, 2015, the Company paid $762,786 ($800,000 Australian) to acquire 100% of the issued and outstanding shares of Peak Oil & Gas SBA Pte Ltd., which was subsequently renamed to Bow Energy Pte. Ltd. (“BEPL”). BEPL owns 75% of the issued and outstanding shares of Renco Elang Energy Pte. Ltd. (“REE”) which owns a 51% working interest in a Production Sharing Contract referred to as “South Block A” (the “Assets” or “SBA”) located onshore, North Sumatra, Indonesia. REE is the operator of the Assets. The acquisition had an effective date of May 1, 2015 and closed on July 2, 2015. Effectively, the Company acquired a 38.25% working interest in the Assets.

The purchase price allocation can be summarized as follows:

Prepaid expenses and deposits	$5,897
Investment in joint venture	156,837
Advances to joint venture	690,862
Trade and other payables	(90,810)
$762,786

For a discussion in the change in value of and an increase in percentage, refer to Note 6.

6.	INVESTMENT IN JOINT VENTURE

The Company’s investment in REE has been accounted for as a joint venture. The Company has joint control over the strategic financial and operating decisions of REE, but no single venturer has the ability to control the relevant activities of REE unilaterally and the parties have rights to the net assets of the arrangement.

The following is summarized financial information for REE, based on its financial statements prepared in accordance with IFRS.

Revenue	$—
Profit from continuing operations	—
Other comprehensive income	—
Total comprehensive income	—
Current assets (i)	$6,125
Non-current assets	9,912,772
Current liabilities	(324,259)
Non-current liabilities	—
Net assets	$9,594,638

(i) Includes cash of $779

12

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

6.	INVESTMENT IN JOINT VENTURE (Continued)

As part of the acquisition of REE, the Company acquired loans receivable of $690,862 and subsequently advanced additional funds bringing total advances to $2,007,666. These advances are non-interest bearing. As part of the REE shareholder’s agreement, all after-tax proceeds from the operations of SBA are first used to repay the advances, prior to any distributions relative to each parities share interests. As at March 31, 2017, SBA had not reached technical feasibility or commercial viability and as such the amounts remain outstanding.

On September 23, 2016, PT. Prosys Oil and Gas International (“POGI”) defaulted on a cash call requirement to fund SBA as part of its 14% working interest. The deadline to remedy the default was on October 23, 2016. As of March 31, 2017, the default has not been remedied and REE and KRX Energy (SBA) Pte Ltd. are taking steps to transfer POGI’s interest in SBA in the following proportions: REE: 8.3% and KRX Energy (SBA) Pte Ltd. 5.7%. The proportionate interests in SBA are now: 59.3% for REE and 40.7% for Lion.

7.	ACQUISITION OF LANGSA TAC ASSETS

On June 11, 2015, the Company closed its Amended and Restated Asset Purchase Agreement dated April 30, 2015 with Blue Sky Langsa Ltd. (“BSL”) pursuant to which BOW acquired from BSL a 50% interest in a Technical Assistance Contract for a block referred to as “Langsa TAC” or the “BSL Assets” located offshore, North Sumatra, Indonesia. As consideration, BOW paid $100,000 cash and issued 81,871,667 common shares to certain nominees of BSL (the “Transaction”). The Transaction resulted in a change of business and a reactivation of BOW pursuant to Policy 5.2 of the TSX Venture Exchange.

The purchase price allocation can be summarized as follows:

81,871,667 common shares	$10,781,872
Cash consideration after closing adjustments	1,101,100
Total consideration	$11,882,972
Purchase price allocation:
Property and equipment	$10,925,700
Listing expense on acquisition	957,272
$11,882,972

The acquisition had an effective date of January 1, 2015 and the purchase price was adjusted for the results of operations between the effective date and closing of the transaction.

For accounting purposes, Langsa TAC was deemed to be a business while BOW, at the date of the Transaction, was deemed not to be a business. As such, IFRS 2 was applied to account for the Transaction. As a result of the shares issued, the nominees of BSL would control 85.39% of the issued and outstanding common shares of BOW. The substance of the Transaction is a reverse take-over (“RTO”) of BOW by the nominees of BSL with Langsa TAC deemed to be the accounting acquirer.

The Langsa TAC meets the definition of a business under IFRS but it is not a legal entity. IFRS does not provide specific accounting guidance for an RTO involving a non-legal-entity accounting acquirer. Therefore, the Transaction has been accounted for as a continuation of Langsa TAC from the date of the acquisition whereby the shares issued to effect the Transaction are issued for the net assets of BOW, resulting in a public company listing expense of $957,272. The fair value of the consideration is determined based on the percentage of ownership of the merged entity that was transferred to the shareholders of BOW upon completion of the Transaction. This value represents the fair value of the number of shares that Langsa TAC would have had to issue for the ratio of ownership interest in the combined entity to be the same as if the Transaction had taken the legal form of Langsa TAC acquiring 100% of the shares of BOW. The percentage of ownership that BOW shareholders have in the combined entity is 14.61%. On the date of the Transaction, IFRS 1 was applied to the assets and liabilities of Langsa TAC resulting in a fair value determination of oil and gas properties and equity to be $10,925,700 determined using internal estimates as well as independent reserve evaluation using proved and probable reserves discounted at 12%.

13

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

7.	ACQUISITION OF BLUE SKY LANGSA ASSETS (continued)

The consolidated statement of loss and comprehensive loss includes the results of operations for the period following closing of the transaction on June 11, 2015. Specifically, the Company’s loss for the year ended March 31, 2016 includes approximately $8.0 million of revenue and $2.7 million of operating income generated from the Langsa TAC subsequent to closing. If the acquisition had occurred on April 1, 2015, pro-forma revenue and operating income for the acquired property is estimated to be approximately $9.7 million and $2.9 million, respectively, for the year ended March 31, 2016. Operating income is defined as revenue, net of royalties, less production and transportation expenses. This pro-forma information is not necessarily indicative of the results of operations that would have resulted had the acquisition been effected on the dates indicated, or the results that may be obtained in the future.

8.	OIL AND GAS PROPERTY AND EQUIPMENT

	Development and production assets	Other Assets	Total
Cost
As at April 1, 2015	$—	$4,591	$4,591
Additions (Note 7)	10,925,700	—	10,925,700
Foreign currency translation change	582,929	—	582,929
Cost as at March 31, 2016	$11,508,629	$4,591	$11,513,220
Foreign currency translation change	300,780	—	300,780
Cost as at March 31, 2017	$11,809,409	$4,591	$11,814,000

Accumulated depletion
As at April 1, 2015	$—	$574	$574
Charge for the year	8,066,280	689	8,066,969
Impairment	657,266	—	657,266
Foreign currency translation change	(95,361)	—	(95,361)
Accumulated depletion as at March
31, 2016	$8,628,185	$1,263	$8,629,448
Charge for the period	2,581,201	688	2,581,889
Impairment	16,425	—	16,425
Foreign currency translation change	261,912	—	261,912
Accumulated depletion as at
March 31, 2017	$11,487,723	$1,951	$11,489,674

Net book value as at March 31, 2016	$2,880,444	$3,328	$2,883,772
Net book value as at March 31, 2017	$321,686	$2,640	$324,326

The depletion calculation for the year ended March 31, 2017 included estimated future development costs of $nil (2016: $nil) for proved and probable reserves.

As at March 31, 2017, the Company identified certain business risks related to its oil and gas activities, such as a sustained decrease in global oil and gas prices and the anticipated expiration of the Langsa TAC, as indicators of impairment. As a result, the Company performed an impairment test at March 31, 2017 and estimated the recoverable amount of its CGUs based on the higher of the fair value less costs of disposal and its value in use. An impairment of $16,425 (2016: $657,266) was recorded in the consolidated statement of loss and comprehensive loss. To estimate the recoverable amount, the Company calculated the total production after March 31, 2017 and adjusted the value based on the remaining estimated proved and probable reserves.

14

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

9.	NOTES PAYABLE

			March 31, 2017		March 31, 2016
	Nominal interest rate	Date of maturity	Face value	Carrying amount	Face value	Carrying amount
Promissory note	12%	30/09/2017	$48,498	$49,230	$50,000	$54,159
Promissory note	12%		—	—	30,000	32,288
Promissory note	12%		—	—	20,000	21,447
Credit note (i)	9%	07/14/2017	1,197,900	1,192,065	836,630	836,630
			$1,246,398	$1,241,295	$936,630	$944,524

The promissory notes are repayable in full on maturity and interest is paid at maturity. The difference between the face value and carrying amount is attributed to accrued interest and debt discounts.

(i) On October 26, 2016 the Company entered into Amended and Restated Loan Agreement (“the Agreement”) with the lender. Under the amendment, the interest rate increased from 6.75% to 9% per annum and extended the maturity date to July 14, 2017. The lender advanced a further USD$355,000 with a maturity date of January 7, 2017. The face value of the note in USD as at March 31, 2017 was USD$900,000 (March 31, 2016: USD $645,000). The credit note is secured by a general security agreement over the assets of the Company. Interest is paid monthly. In addition, the Company granted 320,000 warrants to the lender for the right to purchase common shares, of the Company at $0.10 per share. Interest is paid monthly.

The warrants expire on the date of repayment of the loan. The Company has fair valued the cost of the warrants using a Black Scholes model and recorded a discount on the debt of $14,505 with an offset to contributed surplus. The following assumptions were used in calculating the warrant value under the Black Scholes model: 0% forfeiture rate, measurement price of $0.08, which was the closing price of BOW stock at the date of the grant, risk free rate of 0.56%, an expected term of 0.72 years, dividend yield equal to 0% and volatility of 203% based on the Company’s stock history. The discount is being amortized over the term of the debt. During the period ending March 31, 2017, the Company recorded an accretion expense of $8,670 (2016: $nil) related to this debt.

On July 12, 2017, the Agreement date of maturity was extended. USD $300,000 is due and payable on September 15, 2017 and $600,000 is due and payable on December 31, 2017.

10.	SHARE CAPITAL

Authorized

Unlimited common shares without par value

Unlimited class B voting preferred shares without par value

Unlimited class C non-voting preferred shares without par value

Issued	Note	Shares	Amount
Balance, March 31, 2015		9,605,184	$6,783,995
Issued for property and equipment	7	81,871,667	10,781,872
Issued on settlement of notes payable		833,333	83,333
Balance, March 31, 2016		92,310,184	$17,649,200
Balance, March 31, 2017		92,310,184	$17,649,200

15

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

10.

SHARE CAPITAL (Continued)

On June 17, 2015, the Company paid a finder’s fee in relation to the acquisition of the BSL Assets by issuing 4,406,084 common shares of the Company recorded at fair market value of $0.12 per share. Subsequently this finder’s fee was cancelled and the common shares issued were returned to treasury.

On July 3, 2015, the Company issued 833,333 common shares of the Company to settle an outstanding note payable in the amount of $100,000. At the date of settlement, the share price of the Company was $0.10, which resulted in a gain of $16,667 on settlement.

Share-based payments

The Company has adopted an incentive stock option plan whereby the maximum number of shares reserved for issue under the plan shall not exceed 10% of the total number of issued and outstanding common shares of the Company from time to time on a non-diluted basis.

Changes in share options during the year ended March 31, 2017 and March 31, 2016 are as follows:

	2017		2016
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
Outstanding, beginning of year	6,117,658	$0.12	—	—
Granted	3,100,000	$0.12	6,617,658	$0.12
Forfeited	(700,000)	—	(500,000)	$0.12
Outstanding, end of the year	8,517,658	$0.12	6,117,658	$0.12

The weighted average remaining life of the options is 3.84 years. As at March 31, 2017, 2,125,297 of options were exercisable.

For the year ended March 31, 2017, the Company recorded share-based payments of $104,701 (2016: $125,669). The value was determined using the Black-Scholes model using the following assumptions:

	2017	2016
Share price per share at grant date	$0.07 - $0.10	$0.07
Risk free rate	0.97%- 1.09%	1.09%
Expected life	2.75-3.5 years	2-5 years
Expected volatility	112% - 140%	112%
Dividend yield	0%	0%
Forfeiture rate	0%	7.56%
Black-Scholes value per option	$0.044 - $0.077	$0.044

Expected volatility was determined based on comparable listed companies in the oil and gas industry on the TSX-V.

16

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

10.	SHARE CAPITAL (Continued)

Per share amounts

	2017	2016
Weighted average number of shares – basic:
Issued common shares as at April 1	92,310,184	9,605,184
Effect of common shares issued during the year	—	69,041,598
	92,310,184	78,646,782
Continued operations net loss per share – basic and diluted (1)	$(0.01)	$(0.10)
Discontinued operations net loss per share – basic and diluted (1)	$(0.00)	$(0.00)

(1) The Company did not have any in-the-money stock options during the years ended March 31, 2017 and 2016. The effect of stock options is anti-dilutive in loss periods.

11.	RELATED PARTY TRANSACTIONS

The Company enters into transactions with related parties from time to time in the normal course of business, as well as key management personnel.

On May 30, 2016, an Officer of the Corporation granted an unsecured loan, which carried interest at 12% per annum in the amount of $58,000 for general working capital. The note was repaid in full during the year. The above transaction was in the normal course of business. During the period, $1,826 in interest was earned on this loan.

Compensation of key management personnel

Key management personnel are comprised of all members of the Board of Directors and the Named Officers (as defined in Form 51-102F6 Statement of Executive compensation and disclosed in the Company’s Management Proxy Circular in connection with its annual meeting of shareholders). The summary of the compensation of key management personnel is as follows:

	March 31, 2017	March 31, 2016
Salary and bonuses	$185,721	$130,598
Share-based payments	104,701	125,669
Total compensation of key management personnel	$290,422	$256,267

17

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

12.

SUPPLEMENTAL CASH FLOW INFORMATION

During the years ended March 31, 2017 and 2016, the Company had non-cash transactions as follows:

	March 31, 2017	March 31, 2016
Financing activities
Shares issued for debt settlement	$—	$100,000
Debt settled for shares	—	(100,000)
Common shares issued for property and equipment	—	9,824,600
	$—	$9,824,600
Investing activities
Property and equipment acquisition by issue of common shares	$—	$(9,824,600)
	$—	$(9,824,600)
Additional information
Interest paid	$71,761	$57,095
Income taxes paid	$—	$—

13.

 INCOME TAXES

A reconciliation of income tax expense (recovery) at statutory rates with the reported income taxes (recovered) is as follows:

	2017	2016
Net loss continuing operations before income taxes	$(997,455)	$(7,906,328)
Computed taxes recovered at statutory rates 27% (2016–26.5%)	(269,313)	(2,095,177)
Share-based compensation, listing expense and other	28,269	278,595
Rate difference between Canada and foreign operations	105,398	(652,158)
Change in deferred tax asset not recognized	135,646	2,468,740
Income tax expense (recovery)	$—	$—

The statutory tax rate increased from 26.5% to 27% due to an increase in the Alberta provincial tax rate on July 1, 2015.

The deferred tax assets (liabilities) are comprised of:

As at March 31,	2017	2016
Notes payable	$(2,921)	$—
Non-capital loss carry forwards	2,921	—
	$—	$—

18

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

13.

INCOME TAXES (Continued)

Deferred tax assets have not been recognized in respect of the following deductible temporary differences as it is not probable that future taxable profit will allow the deferred tax asset to be recovered. The major components of the unrecognized deductible temporary differences are as follows:

As at March 31,	2017	2016
Oil and gas properties and equipment	$4,829,456	$5,167,615
Non-capital loss carry forwards	6,015,243	22,728,836
Net capital loss carry forwards	12,839,360	—
Goodwill	—	11,085,172
Other	—	14,683
Unrecognized deductible temporary differences	$23,684,059	$38,996,306

As at March 31, 2017, the Company had accumulated Canadian non-capital losses of approximately $6,015,243 which commence expiring in 2032. US net operating losses expired upon the dissolution of the entities in December 2016. The benefit of these losses and the other assets have not been reflected in the consolidated financial statements.

14.

DISCONTINUED OPERATIONS

On May 1, 2014, the Company completed the sale of all of its shares (51%) in its Canadian subsidiary Anthony Clark Insurance Brokers Ltd. to an arm’s length third party. The Company had ongoing windup costs related to the insurance business up until the dissolution of the companies in December of 2016.

During the year ended March 31, 2017, there were no activities in discontinued US operations; however, a loss of $173,188 (2016: $31,638) resulted due to ongoing wind up obligations.

15.

FINANCIAL RISK MANAGEMENT

The Company’s activities expose it to a variety of financial risks that arise as a result of its operating and financing activities such as credit risk, liquidity risk, foreign currency risk and interest rate risk. The Company manages its exposure to these risks by operating in a manner that minimizes this exposure.

Credit risk

The Company is exposed to credit risk resulting from the possibility that counterparties may default on their financial obligations, or if there is a concentration of transactions carried out with the same counterparty or of financial obligations which have similar economic characteristics such that they could be similarly affected by changes in economic conditions.

The Company’s financial instruments that are exposed to concentrations of credit risk relate primarily to cash, and trade receivables from partners in the oil and gas assets. Cash is in place with major financial institutions. The Company has evaluation and monitoring processes in place and writes off accounts when they are determined to be uncollectible.

As at March 31, 2017, the Company’s maximum exposure to credit risk is through its trade and other receivable balance of $2,607,047 (2016: $1,737,055). $2,601,937 of this balance is from one creditor, its operating partner of BSL.

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Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

15.

FINANCIAL RISK MANAGEMENT (Continued)

The Company considers its receivables to be aged as follows:

	March 31, 2017	March 31, 2016
Current	$2,607,047	$1,737,055
90 + days	—	—
	$2,607,047	$-1,737,055

Foreign currency risk

The Company is exposed to the financial risk related to fluctuations of foreign exchange rates. The Company conducts business operations in Indonesia and has U.S. dollar denominated revenue and indebtedness and is therefore exposed to cash flow risks associated with fluctuations in the relative value of the Canadian and U.S. dollar. A significant change in the currency exchange rate of the Canadian dollar relative to the U.S. dollar could have a material effect on the Company’s results of operations, financial position and cash flows. The Company does not engage in hedging activities or use financial instruments to reduce its risk exposure.

At March 31, 2017, the Company is exposed to currency risk through the following assets and liabilities denominated in U.S. dollars (amounts shown in Canadian dollar equivalents):

Cash	$35,482
Trade and other receivables	2,607,047
Advances to joint venture	2,007,666
Trade and other payables	(56,730)
Note payable	(1,197,900)
Net exposure	$3,395,565

Based on the above net exposure at March 31, 2017, and assuming all other variables remain constant, a 10% depreciation or appreciation of the Canadian dollar against the U.S. dollar would result in a decrease or increase of $339,557 in the Company’s loss and comprehensive loss.

Interest rate risk

All of the Company’s indebtedness bears interest at fixed rates and as a result the Company is not exposed to significant interest rate risk.

Liquidity risk

Liquidity risk is the risk that the Company cannot meet a demand for cash or fund its short and long-term obligations as they come due. Liquidity risk also includes the risk of not being able to liquidate assets in a timely manner at a reasonable price.

The Company manages its liquidity risk through cash and debt management. The Company’s objective in managing liquidity risk is to increase revenues, minimize operational costs and to maintain sufficient liquidity in order to meet these operational requirements at any point in time. The Company’s ability to obtain funding from external sources may be restricted if the Company’s financial performance and condition deteriorate. In addition, credit and capital markets are subject to inherent global risks that may negatively affect the Company’s access and ability to fund its short-term and long-term debt requirements. The Company mitigates these risks by actively monitoring market conditions and diversifying its sources of funding and debt maturity.

All of the Company’s liabilities are due within twelve months.

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Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

15.	FINANCIAL RISK MANAGEMENT (Continued)

Commodity price risk

Price fluctuations for both crude oil and natural gas are influenced by world supply and local demand factors. The Company has no influence over the pricing of oil and natural gas and has not attempted to mitigate commodity price risk through the use of financial derivatives. Currently all of the Company’s oil and gas revenue is from Indonesia.

A 5% change in the price of oil produced would represent a change in net loss for the year ended March 31, 2017 of approximately $359,037.

16.

CAPITAL RISK MANAGEMENT

The Company considers the capital it manages to be the amounts it has in cash, share capital and notes payable.

	2017	2016
Cash	$43,623	$55,538
Notes payable	1,241,295	944,523
Share capital	17,649,200	17,649,200
	$18,934,118	$18,649,261

The Company’s objectives when managing capital are to:

●	safeguard the Company’s ability to continue as a going concern
●	ensure sufficient liquidity to support its financial obligations and execute its operating and strategic plans
●	optimize the cost of its capital at an acceptable level in light of current and future industry, market and economic risks and conditions
●	utilize the long-term funding sources to manage its working capital and restructure debt to minimize the cost of its capital
●	acquire assets and dispose of non-performing assets

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares, repurchase shares, issue debt, acquire or dispose of assets. The Company requires capital to repay existing obligations. There can be no certainty of the Company’s ability to refinance its existing obligations. In order to facilitate the management of the Company’s capital, the Company prepares annual cash flow forecasts that are updated as necessary depending on various factors and general industry conditions. There were no changes in the Company’s approach to capital management during the year ended March 31, 2017.

The declaration and payment of dividends and the amount thereof are at the discretion of the Board. In order to maintain and maximize growth, maintain sufficient liquidity to support its financial obligations and optimize the cost of capital, the Company currently does not pay out dividends.

21

Bow Energy Ltd.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Expressed in Canadian dollars)

17.

SUBSEQUENT EVENTS

Langsa Tac

In May of 2017, the Company’s license for the Langsa TAC block expired and was not renewed by the government, consequently, the Company has ceased production of oil.

Bukit Energy

Bow closed corporate acquisitions, on May 24, 2017, resulting in Bow acquiring interests in four Production Sharing Contracts (“PSCs”) and one non-conventional joint study agreement (“JSA”), all interests are located onshore in Sumatra, Indonesia. The Company’s wholly owned subsidiary, Bow Energy International Holdings Inc. (“BEIH”), acquired all of Bukit Energy Inc.’s shareholding interests (the “Subsidiary Shares”) in five Singapore holding companies (the “Holding Companies”) that own the interests. The Holding Companies being acquired by BEIH own the following interests in the conventional and non-conventional PSCs and non-conventional JSA:

●	Bohorok PSC (conventional) – operated 50% participating interest, 465,266 net acres
◌	Drill ready step-out location with resource potential of 41 BCF & 3 MMBC (internal estimates)
●	Palmerah Baru PSC (conventional) – operated 54% participating interest, 98,977 net acres
◌	Several light oil play trends, shallow and deep analogues in surrounding PSC’s with prolific production
●	Palmerah Deep PSC (non-conventional)- operated 69.36% participating interest, 170,398 net acres
◌	Area underlies conventional PSC
●	Mahato PSC (conventional)- 20% participating interest, 167,115 net acres, non-operated
◌	2 drill ready locations adjacent to producing fields
●	Bohorok Deep (non-conventional)- 20.25% participating interest in a JSA, non-operated with option to become operator
◌	Area of JSA underlies the Bohorok PSC and adjacent to Pertamina’s nonconventional PSC

Assets were purchased for a total of USD $1,834,000 for a total CDN purchase price of $2,515,331. The Company paid an initial amount of USD $850,000 (less adjustments), assumed liabilities of USD $484,000 and owes a balance of USD $500,000 which is due and payable on August 31, 2017.

Notes payable

On June 13, 2017, the Company issued a note payable in receipt for $100,000. The note matures on September 30, 2017 and carries interest at 12% per annum.

On June 29, 2017, the Company issued a note payable to a related party in receipt for $47,000. The note matures on September 30, 2017 and carries interest at 12% per annum.

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